Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in both Registration Statement Forms S-8 (No. 333-220906 and 333-229167) of our report dated April 14, 2023, with respect to the consolidated financial statements of Fuse Medical, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 14, 2023